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Exhibit 10.12

SBA Loan No. GP-452368 40 08-CAS

MODIFICATION OF A PROMISSORY NOTE WITH A BLENDED RATE

        WHEREAS, heretofore and under the date of July 17, 2001, Sento Corporation, a Utah corporation, of American Forks, Utah (hereinafter called "Borrower"), made, executed and delivered to Wyoming Industrial Development Corporation of Casper, Wyoming, one Promissory Note in the original principal amount of $1,000,000.00; payable as follows:

          Borrower must pay a total of 6 payments of interest only on the disbursed principal balance beginning one month from the month this Note is dated and every month thereafter; payments must be made on the 15th calendar day in the months they are due.

          Borrower must pay principal and interest payments of $21,388.00 every month, beginning seven months from the month this note is dated; payments must be made on the 15th calendar day in the months they are due.

          All remaining principal and accrued interest is due and payable 5 years from the date of the Note.

        WHEREAS, it is mutually desirable, beneficial and agreeable to the parties hereto that the repayment terms of said Note be modified as hereinafter set out.

        NOW, THEREFORE, in consideration of the mutual benefits inuring to each other, it is understood and agreed, by and between the parties hereto, that the terms and conditions of Borrower's Note, as above described, are hereby modified as follows:

        The gross amount of the loan will be reduced to $87,400.00. Borrower will pay interest only payments of $619.09 per month, payments to be made on the 15th calendar day in the months they are due, until the date of assignment to the Wyoming State Treasurer. After the assignment, the loan rate shall be a blended rate of 6.6719 percent as a result of the twenty-five percent of the loan balance retained by the Lender, Wyoming Industrial Development Corporation accruing interest at the rate of 8.50 percent and the seventy-five percent guaranteed portion of the loan balance sold to the Wyoming State Treasurer accruing interest at the rate of 6.0625 percent until July 15, 2006 (the maturity date of the Note) and as more fully set forth below.

        Installments, including principal and interest, each in the amount of $1,972.89 payable monthly commencing on the fifteenth of the first full month subsequent to the date of said assignment. The balance of principal and interest at the end of the period referred to above, or at such time as said Note is no longer assigned to the Treasurer, shall be amortized with monthly principal and interest payments sufficient to fully amortize the remaining loan balance over the remaining term of the loan. Interest shall be a rate of 1.50% over New York prime as quoted in the Wall Street Journal. If this loan is assigned to the Small Business Administration, the interest rate of 1.50% over New York prime shall become effective not later than the day before the date of the assignment of the Note to the Small Business Administration.

        Borrower agrees to pay a late charge equal to 5% of the payment amount due if such payment is not received within 15 days of the due date.

        Borrower shall have the exclusive right to prepay any installment of principal and interest or multiples thereof prior to maturity date without penalty but if said payment is more than twenty (20) percent of the outstanding balance borrower will be required to provide Lender within fifteen (15) days prior notice thereof.

        If the collateral for this loan should be sold or otherwise transferred, or any interest of the Borrower is transferred at voluntary or judicial sale or otherwise, or if any part thereof should be so transferred without the agreement of the Wyoming State Treasurer, then the Wyoming State Treasurer shall have the right after reasonable consideration, and upon thirty (30) days written notice, to terminate the subsidized rate. The interest rate of Note shall then go to a rate equal to 1.50% over New York prime, as quoted in the Wall Street Journal, computed on the last business day of the month preceding the State's written notice of refusal and shall continue on the entire outstanding loan balance for the remaining term of the loan.

        It is further understood and agreed to that all other terms, conditions and covenants of the aforesaid Note, not otherwise modified hereby, shall be and remain the same, and that this Agreement, when executed by the parties hereto, shall be attached to and become a part of the original Note, and shall have the same force and effect as if the terms and conditions hereof were originally incorporated in the Note, prior to its execution thereof.

        IN WITNESS WHEREOF this Agreement is executed by the undersigned parties as of the 28th day of March, 2002.

Sento Corporation

BY:

Stanley J. Cutler
Senior Vice President of Finance & Secretary

ACCEPTED BY:
Diane Johnston
President
Wyoming Industrial Development Corporation

THE GUARANTEED PORTION OF THIS NOTE HAS BEEN SOLD TO A REGISTERED HOLDER FOR VALUE.

Date:	By:	/s/ DIANE JOHNSTON Diane Johnston President WYOMING INDUSTRIAL DEVELOPMENT CORPORATION

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  Exhibit 10.12
  SBA Loan No. GP-452368 40 08-CAS
MODIFICATION OF A PROMISSORY NOTE WITH A BLENDED RATE